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                                                                      EXHIBIT 21


                         PIONEER CORPORATION OF AMERICA

                                  SUBSIDIARIES


Name of Company                                   Jurisdiction
---------------                                   ------------

Pioneer Corporation of America                    Delaware
     Imperial West Chemical. Co.                  Nevada
         Kemwater North America Company           Delaware
     PCI Chemicals Canada Inc.                    New Brunswick
     Pioneer Americas, Inc.                       Delaware
     Pioneer (East), Inc.                         Delaware
     Pioneer Licensing, Inc.                      Delaware